CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 9, 2010 on the financial statements of Firsthand Technology Value Fund, Inc. Such financial statements are incorporated by reference in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the Firsthand Technology Value Fund, Inc.  We also consent to the references to the name of our Firm in the Registration Statement and Prospectus.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 10, 2010